SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd., Suite 300

Las Vegas, Nevada

89128

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 702-248-1174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

CardioVascular BioTherapeutics, Inc. (the “Company”) announced in a press release on March 24, 2006 that the Company’s co-founders Daniel C. Montano, the President, Chief Executive Officer and Chairman of the Board of Directors, and Dr. Thomas J. Stegmann, a member of the Board of Directors and Chief Clinical Officer, are buying shares of the Company’s common stock in the open market.

A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 24, 2006 announcing that CardioVascular BioTherapeutics, Inc.’s (the “Company”) co-founders, the President, Chief Executive Officer and Chairman of the Board of Directors, and a member of the Board of Directors and Chief Clinical Officer, are buying shares of the Company’s common stock in the open market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: March 24, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 24, 2006 announcing that CardioVascular BioTherapeutics, Inc.’s (the “Company”) co-founders, the President, Chief Executive Officer and Chairman of the Board of Directors, and a member of the Board of Directors and Chief Clinical Officer, are buying shares of the Company’s common stock in the open market.